UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2023

SQZ BIOTECHNOLOGIES COMPANY

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39662	46-2431115
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Arsenal Yards Blvd Suite 210
Watertown, Massachusetts		02472
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 758-8672

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SQZB	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On September 29, 2023, the Board of Directors (the “Board”) of SQZ Biotechnologies Company (the “Company”) approved a reduction in the Company’s workforce by approximately eighty percent (the “Workforce Reduction”). The decision was based on cost-reduction initiatives intended to reduce the Company’s ongoing operating expenses while it pursues strategic alternatives. The Company expects to continue to treat currently enrolled patients in its enhanced antigen presenting cell (eAPC) and activating antigen carriers (AAC) programs in HPV16+ tumors.

The Company currently estimates that it will incur approximately $1.5 million in charges in connection with the Workforce Reduction, primarily consisting of employee-related benefits and related costs including continuation of group health insurance coverage for a specified period to the affected employees, approximately $100,000 of which is anticipated to result in cash expenditures. The Company expects that the majority of these charges will be incurred in the third quarter of 2023. The charges the Company expects to incur are subject to assumptions, and actual charges may differ from the amount disclosed in this Current Report on Form 8-K.

Item 2.06 Material Impairments.

The information contained in Item 2.05 above is incorporated herein by reference. Due to the Workforce Reduction and resulting reduced space requirements, the Company currently estimates that it will recognize a non-cash impairment charge of approximately $22 million related to its facility lease right of use asset and certain equipment. The Company does not expect material cash expenditures in connection with the impairment charge. The charges the Company expects to incur are subject to assumptions, and actual charges may differ from the amount disclosed in this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Workforce Reduction, on October 3, 2023, the Company and each of Howard Bernstein, Ph.D., Interim Chief Executive Officer of the Company, Richard Capasso, Chief Accounting Officer of the Company, Marshelle Smith Warren, M.D., Chief Medical Officer of the Company, and Lawrence Knopf, General Counsel of the Company (collectively, the “Executive Officers”) entered into a transition agreement amending the terms of the Executive Officer’s employment agreement with the Company. The transition agreements provide for an agreed employment termination date for the Executive Officers of November 15, 2023, subject to certain early termination events, and a reduction in the current annual base salaries and expected working time commitments of the Executive Officers effective October 3, 2023, as follows: 50% for Dr. Bernstein, 25% for Mr. Capasso, 75% for Dr. Warren and 50% for Mr. Knopf.

Following their respective employment termination dates, the Executive Officers are expected to enter into consulting agreements with the Company under which they will perform consulting services on an as-needed basis for an hourly consulting fee of $350 for Dr. Bernstein, $250 for Mr. Capasso; $275 for Dr. Warren and $300 for Mr. Knopf.

Under each Executive Officer’s transition agreement, if the Executive Officer remains employed through the first of the Executive Officer’s agreed employment termination date, the date of a change in control (within the meaning of the Executive Officer’s employment agreement) of the Company, immediately prior to the commencement of a voluntary or involuntary insolvency proceeding of the Company under the U.S. Bankruptcy Code (or similar law) or the Company’s earlier termination of the Executive Officer’s employment other than for cause (within the meaning of the Executive Officer’s employment agreement), then, , the Executive Officer will be released from an obligation, in certain circumstances, to repay the retention recognition bonus awarded on July 10, 2023 and, if a change in control occurs prior to the Executive Officer’s employment termination date or within the 3-month period thereafter and subject to the Executive Officer signing on or before the 45th day following the Separation Date, and not revoking, a general release of claims and the Executive Officer’s continued compliance with the Executive’s Officer’s restrictive covenant obligations to the Company, the Executive Officer will be entitled to a payment equal to 25% of the Executive Officer’s average annual base salary in effect immediately prior to October 3, 2023 plus 25% of the Executive Officer’s target annual bonus amount in effect immediately prior to October 3, 2023. The foregoing termination rights supersede in their entirety the severance payments and benefits provisions of the Company’s employment agreements with the Executive Officers.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements relating to the anticipated charges associated with the Workforce Reduction, anticipated non-cash impairment charges in connection with reduced space requirements, the Company’s plans regarding the employment and subsequent consultancy of the Company’s Executive Officers, the Company’s plans to pursue strategic alternatives, the Company’s plans to continue to treat patients and the expected financial and operational impacts of the Company’s cost-reduction initiatives. These forward-looking statements are based on management's current expectations. Actual results could differ from those projected in any forward-looking statements due to several risk factors, including but not limited to the important factors discussed under the caption "Risk Factors" in the Company’s Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, and other filings with the U.S. Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements. Any forward-looking statements represent management's estimates as of the date of this Current Report on Form 8-K and the Company undertakes no duty to update these forward-looking statements, whether as a result of new information, the occurrence of current events, or otherwise, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SQZ BIOTECHNOLOGIES COMPANY

Date:	October 2, 2023	By:	/s/ Lawrence Knopf
Lawrence Knopf General Counsel